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                                                                 EXHIBIT 4.2(d)

                         ADVANCED MICRO DEVICES, INC.,

                                     Issuer

                                      AND

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                    Trustee

                               _________________

                          Third Supplemental Indenture

                           Dated as of July 28, 2000

                               _________________

                         Supplemental to the Indenture
            dated as of August 1, 1996, as amended and supplemented
                              with respect to the
                       11% Senior Secured Notes due 2003


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          THIRD SUPPLEMENTAL INDENTURE (this "Third Supplemental Indenture"), dated as of July 28, 2000, among ADVANCED MICRO DEVICES, INC., a Delaware corporation (hereinafter called the "Company"), as issuer, and the UNITED STATES TRUST COMPANY OF NEW YORK, as trustee (hereinafter called the "Trustee"), under the Indenture, dated as of August 1, 1996, by and among the Company and the Trustee, as amended and supplemented to the date hereof (the "Indenture").

                                    RECITALS

          The Company is making a tender offer (the "Tender Offer") to purchase for cash its 11% Senior Secured Notes due 2003 (the "Notes"), which were issued under the Indenture.

          The Company also is soliciting consents from Holders of the Notes to certain amendments to the Indenture contained in this Third Supplemental Indenture (the "Amendments").

          Section 9.02 of the Indenture provides that the Company and the Trustee, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, may amend or supplement certain provisions of the Indenture.

          In accordance with Section 9.02 of the Indenture, the Holders of at least 50% in principal amount of outstanding Notes have consented to the Amendments.

          The Board of Directors of the Company has duly authorized the execution and delivery of this Third Supplemental Indenture. In addition, the Company has done all other things necessary to make this Third Supplemental Indenture a valid agreement of the Company in accordance with the terms hereof and of the Indenture.

          This Third Supplemental Indenture is effective as of the date upon which the conditions set forth in Section 1.8 hereof (subject to the provisos set forth therein) are satisfied and the Amendments effected by this Third Supplemental Indenture will become operative with respect to the Notes on the date such Notes that are tendered and not withdrawn are accepted for purchase and paid for by the Company pursuant to the Tender Offer.

          WHEREFORE, each party agrees as follows for the benefit of the other party and for the equal or ratable benefit of the Holders of the Notes, as follows:

                                   ARTICLE I
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     1.1  Definitions.
          -----------

          For all purposes of the Indenture and this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Third Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

          (b) capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.
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     1.2  Governing Law.
          -------------

          This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     1.3  Successors.
          ----------

          All agreements of the Company in this Third Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

     1.4  Duplicate Originals.
          -------------------

          The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     1.5  Separability.
          ------------

          In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     1.6  Headings, Etc.
          -------------

          The Article and Section headings of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms and provisions hereof. Except as expressly provided herein and notwithstanding the elimination of certain Sections of the Indenture as set forth in Article II of the Third Supplemental Indenture, all references to Sections in the Indenture shall remain unchanged.

     1.7  Benefits of Third Supplemental Indenture.
          ----------------------------------------

          Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

     1.8  Effectiveness.
          -------------

          This Third Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

          This Third Supplemental Indenture shall take effect on the date (the "Effective Date") that each of the following conditions shall have been satisfied or waived:

          (a) each of the parties hereto shall have executed and delivered this Third Supplemental Indenture; and

          (b) the Trustee shall have received any documents it may have reasonably requested from the Company pursuant to the Indenture;

                                       2
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provided, however, that the Amendments set forth in Article II of this Third
Supplemental Indenture shall become operative only upon and simultaneously with, and shall have no force and effect prior to, the Company's acceptance for purchase of the Notes that are tendered and not withdrawn pursuant to the Tender Offer; provided further, that such Amendments shall cease to have any force and effect if payment for the Notes has not been made within three business days after the Notes have been accepted for purchase.

                                   ARTICLE II
                                THE AMENDMENTS

     2.1  Amendments.
          ----------

          The Indenture is hereby amended as follows:

          (1) Section 4.03 of the Indenture is hereby amended to state, in its entirety, the following:

          "SECTION 4.03.  SEC Reports.

          The Company will comply with TIA Section 314(a)."

          (2) Section 4.07 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.07 [Intentionally omitted]."

          (3) Section 4.08 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.08 [Intentionally omitted]."

          (4) Section 4.09 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.09 [Intentionally omitted]."

          (5) Section 4.10 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.10 [Intentionally omitted]."

          (6) Section 4.11 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.11 [Intentionally omitted]."

          (7) Section 4.12 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.12 [Intentionally omitted]."

          (8) Section 4.13 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.13 [Intentionally omitted]."

          (9) Section 4.14 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.14 [Intentionally omitted]."

          (10) Section 4.16 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.16 [Intentionally omitted]."

          (11) Section 4.17 of the Indenture is hereby eliminated in its entirety and replaced with the words: "SECTION 4.17 [Intentionally omitted]."

                                       3
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          (12)  Section 5.01 of the Indenture is hereby amended to state, in its entirety, the following:

          "SECTION 5.01.  Merger, Consolidation or Sale of Assets.

          The Company shall not consolidate or merge with or into or wind-up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless
(i) the Company is the surviving corporation (the "Surviving Corporation") or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Corporation or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Collateral Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; and
(iii) immediately after such transaction, no Default or Event of Default exists under this Indenture or the Collateral Documents. The Trustee shall receive an Opinion of Counsel and an Officers' Certificate, each stating that any such consolidation, merger, winding-up, sale, transfer, lease, conveyance or other disposition meets the requirements of this Section 5.01, and that all conditions precedent herein provided for in clauses (i) through (iii) above relating to such transaction have been complied with."

          (13) Section 6.01 of the Indenture is hereby amended to delete the text in Subsections 6.01(c), 6.01(e) and 6.01(f) and to replace the text of each such Subsection with the text "[Intentionally omitted]."

          (14) Section 6.02 of the Indenture is hereby amended to state, in its entirety, the following:

          "If an Event of Default (other than an Event of Default specified in clauses (h) and (i) of Section 6.01 hereof relating to either the Company, the FASL Unrestricted Subsidiary or any Significant Subsidiary or group of Subsidiaries (not including the Dresden, Germany Unrestricted Subsidiary) that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 50% in principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest, if any, shall be due and payable immediately. If an Event of Default specified in clause (h) or (i) of Section 6.01 hereof relating to either the Company, the FASL Unrestricted Subsidiary or any Significant Subsidiary or group of Subsidiaries (not including the Dresden, Germany Unrestricted Subsidiary) that, taken as a whole, would constitute a Significant Subsidiary occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal and interest, that has become due solely because of the acceleration) have been cured or waived."


                            [signature page follows]

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          IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed, all as of the date first written above.


                          ADVANCED MICRO DEVICES, INC.,
                          Issuer


                          By:  /s/ Francis P. Barton
                               -------------------------------------------
                          Name:  Francis P. Barton
                          Title:  Senior Vice President, Chief Financial Officer


                          UNITED STATES TRUST COMPANY OF NEW YORK,
                          Trustee


                          By:  /s/ Louis P. Young
                               -------------------------------------------
                          Name:  Louis P. Young
                          Title:  Vice President